UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers

On April 2, 2019, Sun Hydraulics Corporation and Wolfgang Dangel, its CEO, entered into an amendment to Mr. Dangel’s Executive Continuity Agreement dated April 4, 2016 (the “Agreement”). In the amendment, Mr. Dangel agreed to forego the tax gross-up provided for in the Agreement in the event of a change in control.

On April 5, 2019, the Employment Agreement of Kennon Guglielmo, Co-General Manager of Enovation Controls, LLC (“Enovation”), expired.  Mr. Guglielmo served as Co-General Manager pursuant to the Employment Agreement that was entered into in connection with the December 5, 2016 acquisition of Enovation by Sun Hydraulics Corporation. With the expiration of his Employment Agreement, Mr. Guglielmo is no longer serving in this capacity.  Ms. Jinger McPeak, who served with Mr. Guglielmo as Co-General Manager, will continue to lead the business.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

99.1   Amendment to Executive Continuity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

Dated: April 8, 2019	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)